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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 3 to the Registration Statement No. 333-12911 of Leading Edge Packaging, Inc. on Form S-1 of our reports on Rich City International Packaging Limited's North American Distribution Business and Leading Edge Packaging, Inc., both dated April 30, 1996, appearing in the Prospectus, which are a part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ DELOITTE TOUCHE TOHMATSU
Deloitte Touche Tohmatsu
Hong Kong
November 27, 1996